Exhibit 99.2

Exhibit 99.2
CONNECTICUT WATER SERVICE, INC. Special Meeting of Shareholders [•], 2018 at [•] This proxy is solicited by the Board of Directors
The undersigned shareholder of Connecticut Water Service, Inc. hereby appoints David C. Benoit and Kristen A. Johnson, or either of them, attorneys or proxies for the undersigned, with power of substitution, to act, and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock standing in the name of the undersigned at the Special Meeting of Shareholders of Connecticut Water Service, Inc. to be held at [•],[•], 2018, [•] and at any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Please mark, sign, date and return this GREEN proxy card promptly using the enclosed reply envelope. If you vote your proxy by Internet or Telephone, you do NOT need to mail back your GREEN proxy card. This proxy revokes all previous proxies.
Continued and to be signed on reverse side
G R E E N
P R O X Y
TO VOTE BY MAIL, PLEASE DETACH HERE
Important Notice Regarding the Availability of Proxy Materials for the Connecticut Water Service, Inc. Special Meeting: Proxy Materials are available at www.sjw-ctws.com.

Proposals – The Board of Directors recommends you vote FOR the following proposals:
PROPOSAL 1. The proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of May 30, 2018 (the “Merger Agreement”), among SJW Group, a Delaware corporation (“SJW”), Hydro Sub, Inc., a Connecticut corporation and a direct wholly owned subsidiary of SJW, and Connecticut Water Service, Inc. (“CTWS”).
FOR AGAINST ABSTAIN
GREEN PROXY CARD
Please mark vote as indicated in this example
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
PROPOSAL 2. The proposal to approve, on a non-binding advisory basis, specific compensatory arrangements between CTWS and its named executive officers relating to the merger.
PROPOSAL 3. The proposal to adjourn the CTWS special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement.
NOTE: Only shareholders of record at the close of business on [•], 2018 are entitled to notice of and to vote at the meeting.
Date
Signature
Signature (Joint Owners)
Please sign and date this GREEN proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
PLEASE SIGN, DATE AND RETURN THIS GREEN PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE
TO VOTE BY MAIL, PLEASE DETACH HERE
TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET
QUICK * * *EASY * * *Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your GREEN proxy card.
AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/ctws. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.
AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.
Call * *Toll Free * *1-800-868-4256
There is NO CHARGE to you for this call
OPTION A: You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.
OPTION B: If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.
IMMEDIATE
Internet and Telephone voting is available through 11:59 PM Eastern Time on [•], 2018.
CONTROL NUMBER for Telephone/Internet Proxy Authorization